Herman G. Herbig

ATTORNEY AT LAW                             504 MULLER LANE
                                            111 GLENGALL ROAD
MINDEN, NEVADA 89423-9700             NW6 7HG
U.S.A.                              UNITED KINGDOM
OFFICE: +1 775.782.4003
FAX: +1 209.927.4824
eMAIL: HGH@HERBIG.COM


October 3, 2003


UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Dear Sirs:

Re:   OPINION RE: LEGALITY AND CONSENT OF COUNSEL
TO USE OF NAME IN THE REGISTRATION STATEMENT ON
FORM SB-2 OF THE ROYAL RIDGE, INC. AND ANY
AMENDMENTS.

I am securities counsel for the above mentioned Company and I have prepared the registration statement on Form SB-2 and any amendments. I hereby consent to the inclusion and reference of my name and to a discussion of the opinion in the prospectus and the reproduction of the opinion in an exhibit in the Registration Statement on Form SB-2 and any amendments for Royal Ridge, Inc.

It is my opinion that the 5,615,000 common shares being registered on behalf of selling shareholders pursuant to Form SB-2 Registration
Statement of Royal Ridge, Inc. have been legally issued and will be, when sold, legally issued, fully paid and non-assessable.

Yours very truly,



/s/Herman G. Herbig
-----------------------------
Herman G. Herbig